CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of BRL Holdings, INC. (the "Registrant") on Form 10-QSB for the period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof, we, Nataliya Hearn, Ph.D., President and Chief Executive Officer, and Jim Morin, Secretary/Treasurer and CFO of the Registrant, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

     (1) The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.


Dated:  November 18, 2003                   Signature: /s/ Nataliya Hearn, Ph.D.
                                                      --------------------------
                                            Nataliya Hearn, Ph.D.
                                            President and Director


Dated:  November 18, 2003                   Signature: /s/ Jim Morin
                                                     ---------------------------
                                            Jim Morin
                                            Secretary/Treasurer,
                                            CFO and Director







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